CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TurboChef Technologies, Inc.

Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statement Number 333-82518 on Form S-3 and Registration Statement Number 333-81571 and Number 333-76662 on Form S-8 of our report dated March 15, 2003, relating to the consolidated financial statements of TurboChef Technologies, Inc. appearing in this Form 10-K for the year ended December 31, 2003. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Seidman, LLP

Dallas, Texas
March 30, 2004